Exhibit H
          CINERGY CORP. AND SUBSIDIARIES AS OF JUNE 1, 1998/1/


Cinergy Corp. (Delaware, 6/30/1993)

    Cinergy Services, Inc. (Delaware, 2/23/1994)

    The Cincinnati Gas & Electric Company (Ohio, 4/3/1837)

         The Union Light, Heat and Power Company (Kentucky, 3/20/1901) Tri-State Improvement Company (Ohio, 1/14/1964)
         Lawrenceburg Gas Company (Indiana, 5/5/1868)
         The West Harrison Gas and Electric Company (Indiana, 8/19/1942) Miami Power Corporation (Indiana, 3/25/1930)
         KO Transmission Company (Kentucky, 4/11/1994)

    PSI Energy, Inc. (Indiana, 9/6/1941)

         South Construction Company, Inc. (Indiana, 5/31/1934)

    Cinergy Investments, Inc. (Delaware, 10/24/1994)

         (see below)

    Cinergy Global Resources, Inc. (Delaware, 5/15/1998)

         (see below)

              CINERGY INVESTMENTS, INC. AND SUBSIDIARIES/2/


    Cinergy Investments, Inc. (Delaware, 10/24/1994)

         Cinergy-Cadence, Inc. (Indiana, 12/27/1989; formerly PSI Power Resource Operations, Inc.)
              Cadence Network LLC (Delaware, 9/3/1997)/3/
         Cinergy Capital & Trading, Inc. (Indiana, 10/8/1992; formerly Wholesale Power Services, Inc.)
              CinCap IV, LLC (Delaware, 12/3/1997)
         Cinergy Communications, Inc. (Delaware, 9/20/1996)
         Cinergy Engineering, Inc. (Ohio, 3/28/1997)
         Cinergy-Ideon, Inc. (Delaware, 4/23/98)
         Cinergy Resources, Inc. (Delaware, 1/10/1994; formerly CG&E Resource Marketing, Inc.)
         Cinergy Solutions, Inc. (Delaware, 2/11/1997)
              Cinergy Business Solutions, Inc. (Delaware, 4/6/98) Trigen-Cinergy Solutions LLC (Delaware, 2/18/1997)/4/ Trigen-Cinergy Solutions of Cincinnati LLC (Ohio,
  7/29/1997)/5/
              Trigen-Cinergy Solutions of Illinois L.L.C. (Delaware,
       4/17/1997)/6/
         Cinergy Supply Network, Inc. (Delaware, 1/14/98)
         Cinergy Technology, Inc. (Indiana, 12/12/1991; formerly PSI Environmental Corp.)
         Enertech Associates, Inc. (Ohio, 10/26/1992)/7/

CINERGY GLOBAL RESOURCES, INC. AND SUBSIDIARIES/8/

Cinergy Global Resources, Inc. (Delaware, 5/15/1998)

    Cinergy Global Power, Inc. (Delaware, 9/4/1997; formerly Cinergy Investments MPI, Inc.)
         Cinergy Global Power Services Limited (London, England, 8/14/1997; formerly MPI International Limited)
         Cinergy Global Hydrocarbons Pakistan (Cayman Islands, 9/4/1997; formerly Cinergy MPI I, Inc.)
         Cinergy MPI II, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI III, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI IV, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI V, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI VI, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI VII, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI VIII, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI IX, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI X, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI XI, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI XII, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI XIII, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI XIV, Inc. (Cayman Islands, 9/4/1997)
         Cinergy MPI XV, Inc. (Cayman Islands, 9/4/1997)
         Watercorner Investments B.V. (The Netherlands, 4/7/48)
              MPII (Zambia) B.V. (The Netherlands, 11/18/85; formerly
            Seascope Holding B.V.)
                   Copperbelt Energy Corporation PLC (Republic of Zambia, 9/19/97)/9/
              Cedarwood B.V. (The Netherlands, 7/7/83)
                   EOS PAX I S.L./10/
                   EOS PAX IIa S.L./11/
              Midlands Power International B.V. (The Netherlands, 2/13/95)
                   Sociedad Construcciones y Representaciones Industriales S.A./12/
                   Vendresse Limited
                   Midlands Power 1 B.V.
                   Midlands Power Europe B.V.
                   Midlands Power Asia B.V.
         Midlands Hydrocarbons (Bangladesh) Limited (England, 6/29/93) Cinergy UK, Inc. (Delaware, 5/1/1996)
         Avon Energy Partners Holdings (London, England, 5/3/1996) /13/
              Avon Energy Partners PLC (London, England, 4/30/1996)
                   Midlands Electricity plc (London, England)
    PSI Argentina, Inc. (Indiana, 4/10/1992)
         Costanera Power Corp. (Indiana, 4/10/1992)
    PSI Energy Argentina, Inc. (Indiana, 6/5/1992)

                                ENDNOTES

/1/ Unless otherwise noted, all subsidiaries are wholly-owned. Subsidiary status is indicated by indentation. Jurisdiction and date of formation are included in parentheses.

/2/ Certain of Cinergy Investments' subsidiaries are not currently engaged in active business operations.

/3/ Jointly owned with affiliates of Florida Progress Corporation and New Century Energies, Inc. Each company has a 33-1/3% ownership interest.

/4/ Jointly-owned with Trigen Solutions, Inc. ("Trigen"), an affiliate of Trigen Energy Corporation. Each company has a 50% ownership interest.

/5/Effective August 29, 1997, Cinergy Cooling Corp. was merged with and into Trigen-Cinergy Solutions of Cincinnati LLC, with the latter company being the surviving company owned 51% by Cinergy Solutions and 49% by Trigen.

/6/ Jointly owned 49% by Cinergy Solutions and 51% by Trigen.

/7/ Formerly Power International, Inc. and, prior to that, Enertech Associates International, Inc.

/8/ Certain of Cinergy Global Resources' subsidiaries are not currently engaged in active business operations.

/9/ Jointly owned 40% by MPII (Zambia), 40% by National Grid Holland B.V. and 20% by Zambia Consolidated Copper Mines Limited.

/10/ Jointly owned on a 50-50 basis with Tomen Corp. of Japan.

/11/ Jointly owned on a 50-50 basis with Tomen Corp. of Japan.

/12/ Nonaffiliates own approximately 5% of this entity.

/13/ Jointly owned with an affiliate of GPU, Inc. on a 50-50 basis.